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EX-10.7

      Amendment No. 4 to The Navigant Consulting, Inc. Stock Purchase Plan

                                                                    Exhibit 10.7

                               FOURTH AMENDMENT TO
                          THE NAVIGANT CONSULTING, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

     The Navigant Consulting, Inc. Employee Stock Purchase Plan ("Plan") is hereby amended, effective February 15, 2000, as follows:


1.   Section 6(a) ("Participation") shall be amended to read as follows:

     "Each Employee may become a Participant in the Plan by authorizing a payroll deduction on a form provided by the Committee. Such authorization shall become effective on the next Offering Date following the delivery of the authorization form to the Committee; provided (i) that the Employee is eligible under Section 3 to participate in the Plan on such day and (ii) that if the authorization form is delivered to the Committee less than fifteen (15) days prior to the Offering Date, it shall become effective on the next Offering Date that is fifteen (15) or more days following delivery of the authorization form to the Committee. Notwithstanding the foregoing, the Committee may allow an Employee's authorization of such payroll deduction pursuant to this Section 6(a) to become effective at a selected time or times during an Offering Period, provided such allowance is applied uniformly to all Employees."

2.   Section 6(b) ("Participation") shall be amended to read as follows:

     "At the time an Employee files his authorization for a payroll deduction, he shall elect to have deductions made from each paycheck that he receives, such deductions to continue until the Participant withdraws from the Plan or otherwise becomes ineligible to participate in the Plan. Authorized payroll deductions shall be for a minimum of one percent (1%) and a maximum of fifteen percent (15%) of the Participant's Compensation. The deduction rate so authorized shall continue in effect through the Offering Period and each succeeding Offering Period, except to the extent such rate is changed in accordance with the following guidelines:

          (i) The Participant may, at any time during any Offering Period, reduce his rate of payroll deduction by filing an authorization form with the Company; and

          (ii) The Participant may, at any time during any Offering Period, increase the rate of his payroll deduction by filing an authorization form with the Committee.

     New deduction rates shall become effective as soon as practicable after the authorization form is filed with the Committee."

     IN WITNESS WHEREOF, Navigant Consulting, Inc. has caused this Amendment to be executed by its officer hereto duly authorized this 22nd day of February, 2000.
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                                          Navigant Consulting, Inc.

                                          By: Mitchell S. Saranow
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                                          Its: co-Chief Executive Officer
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